Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Lee Johnson, Jr.
March 10, 2005		(919) 687-7820
(919) 687-7821 Fax
lee.johnson@mfbonline.com

M&F BANCORP, INC. DECLARES 1st QUARTER DIVIDEND

Durham, NC — (March 10, 2005) M&F Bancorp, Inc. announced its Board of Directors approved a five cent ($.05) per share quarterly dividend. Each shareholder of record at the close of business on April 4, 2005 is entitled to receive $.05 for each share of stock on the record date. The payment date is Monday, April 11, 2005.

M&F Bancorp, Inc., a one-bank holding company with assets of approximately $231.0 million as of December 31, 2004, is the parent company of M&F Bank. The Company’s common stock is quoted in the over-the-counter market through the OTC Bulletin Board under the symbol “MFBP.” For additional information contact M&F Bancorp Corporate Headquarters, 2634 Durham Chapel Hill Blvd., Durham, NC at 919-683-1521, or visit www.mfbonline.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including regulatory approvals, completion of the due diligence process, success of acquiring new locations and integrating newly acquired branches, additional expansion opportunities, the effect of changing economic conditions, product demand, changes in the regulatory environment, and other risk factors detailed in M&F Bancorp’s Securities and Exchange Commission filings.

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